                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2005 relating to the financial statements, which appear in Blue Dolphin Energy Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
May 12, 2005